LASERGATE SYSTEMS, INC.

                          Registration Rights Agreement


           THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of _______________, 1996, by and among Lasergate Systems, Inc., a Florida corporation (the "Company"), and the persons and entities listed on Exhibit A attached hereto (the "Investors").

                                    Recitals

           WHEREAS, pursuant to Subscription Agreements (the "Agreements"), by and among the Company and the Investors, the Company has agreed to sell and the Investors have agreed to purchase an aggregate of up to 4,000 shares of Series F Preferred Stock of the Company (the "Preferred Shares") convertible into shares of the Company's Common Stock, $.03 par value per share (the "Shares"); and

           WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Agreements, the Company has agreed to provide the Investors with certain registration rights with respect to the Shares;

           NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreements and this Registration Rights Agreement, the Company and the Investors agree as follows:

                                   Agreement:

           1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

           "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

           "Common Stock" shall mean the Company's Common Stock, par value $.03 per share.

           "Initiating Holders" shall mean holders of the Company's Preferred Shares having an aggregate initial purchase price from the Company of $500,000 or more.

           "Other Registrable Securities" shall mean those shares of Common Stock heretofore or hereafter issued pursuant to one or more agreements granting the purchasers of such securities the right to have the Company register such securities or include such securities in any other registration of the Company's equity securities.

           "Registrable Shares" shall means (i) the Shares, and (ii) any Common Stock of the Company issued or issuable in respect of the Shares or upon any stock split, stock dividend, recapitalization or similar event; provided, however, that Registrable Shares or other securities



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shall no longer be treated as  Registrable  Shares if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale or (C) the Shares are available for sale under the Securities Act (including Rule 144), in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

           The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

           "Registration Expenses" shall mean all expense incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements (not to exceed $20,000) of one counsel for all the selling holders of Registrable Shares for a limited "due diligence" examination of the Company, and the reasonable expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares and all other payments to underwriters engaged by the Investors, but not with respect to underwriters engaged by the Company).

           "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

           "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of one counsel for the selling holders of Registrable Shares (other than the fees disbursements of such counsel included in Registration Expenses).

           2.        Requested Registration.

           The following registration rights will apply if, and only if, at any time prior to the termination of this Agreement, Regulation S promulgated under the Securities Act is rescinded or modified so as to preclude Initiating Holders from reselling in United States public securities markets Shares received from the Company pursuant to the Agreements following expiration of the Restricted Period (as defined in the Agreements), or if, for any other reason, the Company refuses to issue Shares at the times required by the Agreements bearing no restrictive legend to Initiating Holders after expiration of the Restricted Period; provided, however, that no Investor shall be entitled to request registration pursuant to this Agreement (and such Investor shall not be considered an Initiating Holder pursuant to this Agreement, and the securities held by such


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Investor shall not be considered  Registrable Shares pursuant to this Agreement)
if a representation or warranty of such Investor in the Agreements between the Investor and the Company is inaccurate or was inaccurate when made, or the Investor has failed to comply with the covenants and agreements of the Investor set forth in the Agreements between the Investor and the Company:

                      (a) Request for Registration. If the Company shall receive from Initiating Holders, at any time after two (2) and prior to thirty-six (36) months following the final closing of the sale of Preferred Shares pursuant to the Agreements, a written request that the Company effect a registration with respect to all, but not less than all, of the Registrable Shares held by such Initiating Holders (which notice shall specify the intended method of disposition), the Company shall:

                                 (i)  promptly   give  written   notice  of  the
proposed registration to all other holders of Registrable Shares; and

                                 (ii)  as  soon  as  practicable  use  its  best
efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any holder or holders of Registrable Shares joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2:

                                            (A) after the Company  has  effected
one such registration pursuant to this Section 2(a) and such registration has been declared or ordered effective by the Commission and the sale of such Registrable Shares shall have closed; or

                                            (B) within the period  starting with
the date thirty (30) days prior to the Company's good faith estimated date of filing of, and ending ninety (90) days following the effective date of, any registered offering of the Company's securities to the general public.

           Subject to the foregoing limitations in clauses (A) and (B) above, the Company shall file a registration statement covering the Registrable Shares so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders, but no later than forty-five (45) days following receipt of such request or requests, except in the event audited financial statements not previously prepared are required to be prepared prior to the filing of such registration statement, in which case such registration statement must be filed as soon as practicable, but in any event within ninety
(90) days following receipt of such request or requests.



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           The  registration  statement  filed  pursuant  to the  request of the
Initiating Holders may, subject to the provision of Section 2(b) below, include Other Registrable Securities, other securities of the Company which are held by officers or directors of the Company or which are held by other holders of registration rights, and may include securities of the Company being sold for the account of the Company.

                      (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2 and the Company shall include such information in the written notice referred to in Section 2(a)(i) above. The right of any holder of Registrable Shares to registration pursuant to Section 2 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Shares in such underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such participation and inclusion) to the extent provided herein. A holder of Registrable Shares may elect to include in such underwriting all or a part of the Registrable Shares it holds.

                                 (i) If the Company shall  request  inclusion in
any registration pursuant to Section 2 of securities being sold for its own account, or if officers or directors of the Company holding other securities of the Company or other holders of registration rights, shall request inclusion in any registration pursuant to Section 2, the Initiating Holders shall, on behalf of all holders of Registrable Shares, offer to include Other Registrable Securities and the securities of the Company, such officers and directors and such other holders of registration rights in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all holders of Registrable Shares, officers and directors, other holders of registration rights and holders of Other Registrable Securities proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters selected for such underwriting by the Company, which underwriter(s) shall be reasonably acceptable to a majority in interest of the Initiating Holders.

                                 (ii)  Notwithstanding  any other  provision  of
this Section 2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of Registrable Shares and other shareholders whose securities would otherwise be underwritten pursuant hereto, and the number of Registrable Shares and other securities that may be included in the registration and underwriting shall be allocated in the following manner: the securities of the Company held by officers and directors of the Company (other than Registrable Shares) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the Other Registrable Securities shall be excluded pro rata with Registrable Shares, unless another method of determining such exclusion is specified in the agreements governing the Other Registrable Securities, according to the relative number of Other Registrable Securities requested to be included in such registration and underwriting, from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of Registrable Shares that may be included in the registration and underwriting shall be allocated


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among all holders of Registrable Shares in proportion, as nearly as practicable, to the respective amounts of Registrable Shares which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Shares or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall also be included in such registration.

                                 (iii) If the Company or any  officer,  director
or holder of Registrable Shares or Other Registrable Securities who has requested inclusion in such registration and underwriting as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

           3. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

           4. Registration Procedures. Pursuant to this Agreement, the Company will keep each holder of Registrable Shares advised in writing as to the initiation of a registration under this Agreement and as to the completion thereof. At its expense, the Company will:

                      (a) Use reasonable efforts to keep such registration effective for a period of one hundred eighty (180) days or until the holder or holders of Registrable Shares have completed the distribution described in the registration statement relating thereto or until the securities registered cease to be Registerable Shares, whichever first occurs;

                      (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement; and

                      (c) Furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement to the prospectus, as a holder of Registrable Shares from time to time may reasonably request.

           5. Indemnification.

                      (a) The Company will indemnify each holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by


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the  Company  of the  Securities  Act  or  any  rule  or  regulation  thereunder applicable to the Company in connection with any such registration and will reimburse each such holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained in this
Section 5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such Settlement is effected without the consent of the Company; and provided further that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Shares or underwriter and stated to be specifically for use therein. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of the foregoing indemnified parties if
copies  of  a  final  prospectus   correcting  the   misstatement,   or  alleged
misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

                      (b) Each holder of Registrable Shares will, if Registrable Shares held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such holder of Registrable Shares and each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, and their respective counsel (collectively, the "Company, Underwriters and Counsel") against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact relating to such Holder contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein relating to such holder or necessary to make the statements therein relating to such holder not misleading or any violation by such holder of any rule or regulation promulgated under the Securities Act applicable to such holder and relating to action or inaction required of such holder in connection with any such registration; and will reimburse the Company, such holders of Registrable Shares, directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to such holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Shares and stated to be specifically for use therein; provided, however, that such indemnification obligations shall not apply if the Company modifies or changes to a material extent written information furnished by such Holder. Each holder of Registrable Shares will, if Registrable Shares held by it are included in the


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securities  as to which  such  registration  is being  effected,  indemnify  the
Company, Underwriters and Counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof), arising out of or based on any sale of Registrable Shares made by such holder following receipt by such holder of written notice from the Company, Underwriters or Counsel that the registration statement filed with respect to such Registrable Shares contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                      (c) Each  party  entitled  to  indemnification  under this
Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

           6. Information by Holder of Registrable Shares. Each holder of Registrable Shares shall furnish to the Company such information regarding such holder of Registrable Shares and the distribution proposed by such holder of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

           7. Miscellaneous.

                      7.1 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflict of laws.

                      7.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                      7.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                      7.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or


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delivered by hand or by messenger or courier delivery service,  addressed (a) if to an Investor, at such Investor's address set forth on Exhibit A hereof, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company at 28050 U.S. 19 North, Suite 502, Clearwater, Florida 34621, Attn: President, or at such other address as the Company shall have furnished to each Investor and each such other holder in writing.

                      7.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any party of any provisions of conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                      7.6 Counterparts. This agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                      7.7 Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                      7.8 Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Investors currently holding fifty percent (50%) of the Registrable Shares as of the date of such amendment or waiver.

                      7.9 Termination of Registration Rights. This Agreement shall terminate at such time as there ceases to be at least $500,000 in face amount of outstanding Preferred Shares which constitute Registrable Shares as defined herein.




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The foregoing  Registration  Rights  Agreement is hereby executed as of the date first above written.

LASERGATE SYSTEMS, INC.                  INVESTOR



By:__________________________            By:__________________________

Name:________________________            Name:________________________

Title:_______________________            Title:_______________________



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